As filed with the Securities and Exchange Commission on October 6, 1999


                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                 ---------------

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
| |            Preliminary Proxy Statement
|X|            Definitive Proxy Statement
|_|            Definitive Additional Materials
|_|            Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
| |            Confidential, for the use of the Commission only (as permitted by
               Rule 14a-6(e)(2)
                                 ---------------
                            SIRCO INTERNATIONAL CORP.
                (Name of Registrant as Specified in Its Charter)
                     (Name of Person Filing Proxy Statement)
                                 ---------------

Payment of Filing Fee (Check the appropriate box):
|X|            No fee required
|_|            Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
               and 0-11.

               (1)  Title of each  class  of  securities  to  which  transaction applies:
               (2)  Aggregate number of securities to which transaction applies:
               (3)  Per  unit  price or other  underlying  value of  transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               (4)  Proposed maximum aggregate value of transaction:
               (5)  Total fee paid:
|_|            Fee paid previously with preliminary materials:
|_|            Check  box if any  part  of the  fee is  offset  as  provided  by
               Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
               (1)  Amount Previously Paid: $
               (2)  Form, Schedule or Registration Statement No.:
               (3)  Filing Party:
               (4)  Date Filed:

                            SIRCO INTERNATIONAL CORP.
                             24 Richmond Hill Avenue
                           Stamford, Connecticut 06901



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                                                 October 6, 1999

To the Shareholders of Sirco International Corp.:

               Notice is hereby given that the Annual Meeting of Shareholders of Sirco International Corp., a New York corporation (the "Company"), will be held at the offices of the Company's subsidiary, Essex Communications, Inc. at 48 South Service Road, Third Floor, Melville, New York 11747 on Wednesday, November 10, 1999 at 10:00 A.M., local time, for the following purposes:

               1. To elect four (4) directors to the Board of Directors for the ensuing year;

               2. To amend the Company's Certificate of Incorporation to change the name of the Company from Sirco International Corp. to eLEC Communications Corp.;

               3. To approve and adopt a proposal to amend the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock that may be issued thereunder from 1,200,000 shares to 2,400,000 shares; and

               4. To consider and act upon such other business as may properly come before the meeting.

               Only shareholders of record at the close of business on September 24, 1999 will be entitled to vote at the Annual Meeting.

               Whether or not you expect to attend the Annual Meeting, please mark, sign and promptly return the enclosed proxy in the postpaid envelope provided. If you receive more than one proxy because your shares are registered in different names or addresses, each such proxy should be signed and returned so that all your shares will be represented at the meeting.

                                                           Sincerely,


                                                           JOEL DUPRE
                                                           Chairman of the Board

                            SIRCO INTERNATIONAL CORP.
                             24 Richmond Hill Avenue
                           Stamford, Connecticut 06901



                                 PROXY STATEMENT


               This Proxy Statement is furnished to shareholders of Sirco International Corp., a New York corporation (the "Company"), in connection with the solicitation, by order of the Board of Directors of the Company, of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, November 10, 1999 at 10:00 A.M., New York City time, at the offices of the Company's subsidiary, Essex Communications, Inc. at 48 South Service Road, Third Floor, Melville, New York 11747 and at any adjournment or adjournments thereof (the "Annual Meeting"). The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. This Proxy Statement and the enclosed proxy card were first mailed to shareholders of the Company on or about October 6, 1999, accompanied by the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998, and the Company incorporates the contents of such report herein by reference thereto.

               At the Annual Meeting, the following matters will be considered and voted upon:

               (1) Election of four (4) directors to hold office until the 2000 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified;

               (2) Approval and adoption of a proposal to amend the Company's Certificate of Incorporation to change the name of the Company from Sirco International Corp. to eLEC Communications Corp.;

               (3) Approval and adoption of a proposal to amend the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock that may be issued thereunder from 1,200,000 shares to 2,400,000 shares; and

               (4) Such other business as may properly come before the Annual Meeting.

Voting and Revocation of Proxies; Adjournment

               All of the voting securities of the Company represented by valid proxies, unless the shareholder otherwise specifies therein or unless revoked, will be voted FOR the election of the persons nominated as directors, FOR the other proposals set forth herein, and at the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting. The Board of Directors does not know of any matters to be considered at the Annual Meeting other than the election of directors and the other proposals set forth above.

               If a shareholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. Any shareholder has the power to revoke such shareholder's proxy at any time before it is voted. A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

               A plurality of the votes cast at the Annual Meeting by the shareholders entitled to vote in the election is required to elect the director nominees, the approval of the holders of a majority of the outstanding shares of Common Stock is required to approve the proposed amendment to the Company's Certificate of Incorporation and a majority of the votes cast by the shareholders entitled to vote at the meeting is required to take any other action. In the event that sufficient votes in favor of any of the matters to come before the meeting are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual

Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of any such proposed adjournment or adjournments.

Solicitation

               The solicitation of proxies pursuant to this Proxy Statement will be primarily by mail. In addition, certain directors, officers or other employees of the Company may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements may be made with banks, brokerage firms and others to forward solicitation material to the beneficial owners of shares held by them of record. No additional compensation will be paid to directors, officers or other employees of the Company for such services. The total cost of any such solicitation will be borne by the Company and will include reimbursement of brokerage firms and other nominees.

Quorum and Voting Rights

               The Board of Directors of the Company has fixed Friday, September 24, 1999 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding voting securities entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Common Stock Owned by Directors, Officers and Other Beneficial Owners

               The following table sets forth, as of September 15, 1999, the names, addresses and number of shares of Common Stock beneficially owned by all persons known to the management of the Company to be beneficial owners of more than 5% of the outstanding shares of Common Stock, and the names and number of shares beneficially owned by all directors of the Company and all executive officers and directors of the Company as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned):

                                             Shares Beneficially                Percent of Outstanding
Name and Address                                    Owned                              Common Stock
----------------                                    -----                              ------------

Access One Communications Corp............        1,800,000                                 16.2%
4205 Vineland Road
Suite L15
Orlando, FL 32811

Joel Dupre(1).............................        1,084,668                                   9.7%
c/o Sirco International Corp.
24 Richmond Hill Avenue
Stamford, Connecticut 06901

Paul Riss(2)..............................           142,000                                 1.3%

Anthony Scalice (3).......................           107,500                                  *

Eric M. Hellige(4)........................            65,500                                   *

Barrie Sommerfield (5)....................            20,200                                   *


                                             Shares Beneficially                Percent of Outstanding
Name and Address                                    Owned                              Common Stock
----------------                                    -----                              ------------

All directors and executive
officers of the Company as a
group (five individuals)..................        1,419,868                                 12.1%

------------------

*        Less than 1%.

(1) Includes 290,000 shares of Common Stock subject to options which are presently exercisable.

(2) Includes 137,000 shares of Common Stock subject to options that are presently exercisable.

(3) Includes 50,000 shares of Common Stock subject to warrants that are presently exercisable.

(4) Includes 32,500 shares of Common Stock subject to options and warrants that are presently exercisable. Does not include 35,000 shares of Common Stock subject to options that are presently exercisable held by Pryor Cashman Sherman & Flynn LLP, of which Mr. Hellige is a member, as to which shares Mr. Hellige disclaims beneficial ownership.

(5) Includes 20,000 shares of Common Stock subject to options that are presently exercisable.




                              ELECTION OF DIRECTORS
                                 (Proxy Item 1)

               The Amended and Restated Bylaws of the Company provide that the number of directors of the Company shall be at least three, except that where all the shares are owned beneficially and of record by fewer than three shareholders, the number of directors may be less than three but not less than the number of shareholders. Subject to the foregoing limitation, such number may be fixed from time to time by action of the Board of Directors or of the shareholders, or, if the number of directors is not so fixed, the number shall be five. In April 1998, the Board of Directors fixed the number of directors at six. With the resignation of one director of the Company in connection with the recent sale by the Company of substantially all of the assets of its luggage division and the retirement of Barrie Sommerfield from the Board at the end of his current term, there will be two vacancies on the Board of Directors. In accordance with the By-Laws of the Company, the vacancies will be filled by the affirmative vote of a majority of the remaining directors who shall serve until their respective successors are duly elected at next year's annual meeting. The term of office of the directors is one year, expiring on the date of the next annual meeting, or when their respective successors shall have been elected and shall qualify, or upon their prior death, resignation or removal.

               Except where the authority to do so has been withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominees to the Board of Directors listed below to serve until the date of the next annual meeting and until their successors are duly elected and qualified. Although the directors of the Company have no reason to believe that the nominees will be unable or decline to serve, in the event that such a contingency should arise, the accompanying proxy will be voted for a substitute (or substitutes) designated by the Board of Directors.

               The following table sets forth certain information regarding the director nominees:

                                   Principal Occupation for Past Five Years and
Name                       Age     Current Public Directorships or Trusteeships
----                       ---     --------------------------------------------
Joel Dupre                 46      Director since 1990; Chairman of the Board
                                   since March 1995; President of the Sirco
                                   Division of Interbrand L.L.C., a manufacturer
                                   and distributor of apparel accessories and
                                   luggage, since August 1999, Chief Executive
                                   Officer of the Company from March 1995 to
                                   August 1999; Executive Vice President of the
                                   Company from November 1992 to March 1995 and
                                   a Vice President of the Company from 1989 to
                                   1992.

Eric M. Hellige            44      Director  since  1995  and  Secretary  of the
                                   Company;  Partner for more than five years of
                                   Pryor Cashman Sherman & Flynn LLP, counsel to
                                   the Company.

Paul Riss                  44      Director since 1995, Chief Executive Officer
                                   of the Company since August 1999 and Chief
                                   Financial Officer and Treasurer of the
                                   Company since November 1996; Chief Financial
                                   Officer of Sequins International Inc., a
                                   manufacturer of sequined fabrics and
                                   trimmings, from June 1992 to November 1996.

Anthony Scalice            61      Director since 1998; President of Crescent
                                   Public Communications, Inc., a private
                                   payphone sales and servicing company
                                   ("Crescent"), since September 1999; Vice
                                   President of the Company, and President and
                                   Chief Executive Officer of Essex
                                   Communications, Inc., a wholly-owned
                                   subsidiary of the Company, from February 1998
                                   to September 1999; President of Pinnacle
                                   Telephone Consultants, Inc., a
                                   telecommunications consulting firm
                                   specializing in the private payphone
                                   industry, from June 1997 to February 1998;
                                   President of Crescent from May 1995 to May
                                   1997; Owner and President of Pinnacle
                                   Telecommunications Consultants, Inc., a
                                   telecommunications consulting firm
                                   specializing in the private payphone industry
                                   from July 1991 to May 1995; Director of the
                                   Independent Payphone Association of New York
                                   (IPANY), a non-profit payphone association,
                                   from June 1996 to the present.

Compliance with Section 16(a) of the Exchange Act

               Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities ("10%
Stockholders"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and 10% Stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

               To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company, the Company believes that for the fiscal year 1998, all Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were complied with, except for the late filing of an Initial Statement of Beneficial Ownership on Form 3 by Anthony Scalice.

Board Meetings and Committees; Management Matters

               The Board of Directors held eight meetings during the fiscal year ended November 30, 1998. Each director attended at least 75% of the Board and Committee meetings of which he was a member during such time as he served as a director. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of New York. No fees are paid to directors for attendance at meetings of the Board.

               The Board of Directors has a Stock Option Committee, which met one time during the fiscal year ended November 30, 1998 and currently consists of Eric M. Hellige and Barrie Sommerfield. Mr. Sommerfield will not stand for re-election to the Board of Directors at the Annual Meeting. The Stock Option Committee has exclusive authority to grant options to the Company's executive officers under the 1995 Stock Option Plan. In October 1997, the Board of Directors established an Audit Committee, which met one time during the fiscal year ended November 30, 1998. The Audit Committee currently consists of Eric M. Hellige, Paul H. Riss and Barrie Sommerfield. The Board of Directors does not have standing nominating or compensation committees or, except in the case of the grant of stock options by the Stock Option Committee, any committee performing similar functions.

               The Directors recommend a vote FOR the election of each of the director nominees.



                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

               The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the Chairman of the Board and former Chief Executive Officer of the Company, Mr. Joel Dupre, and all other executive officers of the Company who received more than $100,000 in compensation during fiscal 1998 (collectively referred to as the "Named Executives"):

                                                             SUMMARY COMPENSATION TABLE

                                                                                                            Long-Term
                                                Annual Compensation                                     Compensation Awards
                                                -------------------                                     -------------------
Name and                      Fiscal                                              Other Annual        Options         All Other
Principal Position             Year            Salary($)    Bonus($)              Compensation ($)    (#) (4)       Compensation
------------------            ------           ---------    --------              ----------------    -------       ------------
Joel Dupre (1)                1998              $223,323       None                     None           125,000           None
  Chairman of the             1997               240,000       None                     None            80,000           None
  Board and former Chief      1996               216,667       None                     None            80,000           None
  Executive Officer

Richard Pyles (2)             1998                95,833       None                     None            20,000           None
  Senior Vice President       1997               100,000       None                     None             5,000           None
                              1996                98,341       $6,000                   None           135,000           None

Paul H. Riss (3)              1998               120,833       None                     None            50,000           None
  Chief Executive Officer     1997               125,000       None                     None            20,000           None
   and Chief Financial        1996                12,354       None                     None            70,000           None
   Officer

-----------------

(1) In March 1995, Mr. Dupre was elected Chairman of the Board and Chief Executive Officer of the Company. On August 11, 1999, Mr. Dupre resigned as the Chief Executive Officer of the Company.

(2) Mr. Pyles served as Vice President - Marketing and Sales of the Company prior to November 1996 and as Senior Vice President from November 1996 to August 1999, at which time he was separated from his employment with the Company.

(3) Mr. Riss has been Chief Financial Officer of the Company since November 1996 and was appointed Chief Executive Officer of the Company in August 1999.

(4)      Options have been adjusted to reflect a two-for-one  stock split in May
         1997.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

               The following table sets forth individual grants of stock options and stock appreciation rights ("SARs") made by the Company during fiscal 1998 to each of the Named Executives.

                                                                                                      Potential Realizable
                                                                                                         Value at Assumed
                                                                                                     Annual Rates of Stock
                       Number of         Percent of Total                                            Price Appreciation For
                       Securities         Options/SARs                                                   Option Term (3)
                       Underlying          Granted to             Exercise or                            ---------------
                       Options/SARs       Employees in            Base Price       Expiration
    Name                Granted(1)        Fiscal Year(2)          ($/Share)            Date          5% ($)          10% ($)
    ----                ----------        --------------           --------            ----          ------         -------
 Joel Dupre             125,000(4)             41.7%                 $2.13           01/29/03       $73,600         $162,500

 Richard Pyles           20,000(4)              6.7                   1.94           01/29/03        10,700           23,700

 Paul H. Riss            50,000(4)             16.7                   1.94           01/29/03        26,800           59,200

 All Other               68,500(4)             22.9                   1.94           01/29/03        36,700           76,600
 Employees               36,000(5)             12.0                   2.88           08/14/03        28,600           63,300

------------------
(1)      No SARs were granted by the Company in fiscal 1998.

(2) In fiscal 1998, the Company granted options to purchase an aggregate of 299,500 shares, as adjusted for a two-for-one stock split in May 1997, of Common Stock to 20 employees.

(3) The amounts shown in these two columns represent the potential realizable values using the options granted and the exercise price. The assumed rates of stock price appreciation are set by the Commission's executive compensation disclosure rules and are not intended to forecast the future appreciation of the Company's Common Stock.

(4) Options become exercisable on the first anniversary date of the option grant date of January 29, 1998.

(5) Options become exercisable on the first anniversary date of the option grant date of August 14, 1998.

Stock Option Exercises

The following table contains information relating to the exercise of the Company's stock options by the Named Executives in fiscal 1998, as well as the number and value of their unexercised options as of November 30, 1998.


                                           Aggregated Option Exercises in Last Fiscal Year
                                                  and Fiscal Year-End Option Values



                                                                   Number of Securities                  Value of Unexercised In-
                                                                   Underlying Unexercised Options at     the-Money Options at
                             Shares                                Fiscal Year-End(#)(1)                 Fiscal Year-End ($)(2)
                             Acquired on          Value            ---------------------------------     -------------------------
Name                         Exercise (#)       Realized($)        Exercisable         Unexercisable    Exercisable  Unexercisable
----                         ------------       -----------        -----------         -------------    -----------  -------------

Joel Dupre                       - -                - -              125,000               165,000         - -            - -

Richard Pyles                    - -                - -                20,000                10,000        - -            - -

Paul H. Riss                     500               3,000               97,000                57,500        - -            - -

-----------------

(1) The sum of the numbers under the Exercisable and Unexercisable column of this heading represents each Named Executive's total outstanding options to purchase shares of Common Stock.

(2) The dollar amounts shown under the Exercisable and Unexercisable columns of the heading represent the number of exercisable and unexercisable Company options, respectively, which were "In-the-Money" on November 30, 1998, multiplied by the difference between the closing price of the Common Stock on November 30, 1998, which was $0.97 per share, and the exercise price of the Company options. For purposes of these calculations, In-the-Money options are those with an exercise price below $0.97 per share.

Board of Directors Compensation

               The Company does not currently compensate directors for service on the Board of Directors.

Employee Retirement Plan

               In June 1995, the Board of Directors of the Company determined to discontinue benefit accruals under the Company's tax qualified Employee Retirement Plan (the "Retirement Plan"). Pursuant to action taken by the Board of Directors at such time, benefits ceased to accrue for all active participants under the Retirement Plan on June 30, 1995. The Retirement Plan is administered by the Board of Directors.

               Each of the Company's United States-based employees was eligible to participate in the Retirement Plan. However, effective as of July 1, 1995 and in connection with the Board's action, the Retirement Plan was amended to provide that no additional eligible employees may participate in the Retirement Plan and accrue benefits thereunder. The following table discloses estimated annual benefits payable upon retirement in specified compensation and years of service classification.

                                                           Projected Benefit at Retirement
                                                                      Years of Service
------------------------------------------------------------------------------------------------------------------
                                                15               20             25             30              35
------------------------------------------------------------------------------------------------------------------
                 Salary(1)
               $  20,000                  $   3,750          $ 5,000        $ 6,250       $  7,500       $   8,750
                  25,000                      4,625            6,250          7,313          9,375          10,938
                  30,000                      5,625            7,500          9,375         11,250          13,125
                  35,000                      6,563            8,750         10,938         13,125          15,313
                  40,000                      7,500           10,000         12,500         15,000          17,500
                  50,000                      9,980           12,604         15,625         18,750          21,875
                  75,000                      17,105          22,104         26,948         31,986          37,249
                 100,000                      24,730          31,604         38,873         46,236          53,874
                 125,000                      31,355          41,104         50,698         60,406          70,499
                 150,000(2)                   38,480          50,004         62,573         74,736          87,124
                 175,000                      45,605          60,104         74,448         88,986         103,749
                 200,000                      52,730          69,604         86,323        103,236         120,374(3)

-----------------

(1) The annual benefits shown in the Table are integrated with Social Security benefits and there are no other offsets to benefits.

(2) In general, Section 401(a)(17) of the Internal Revenue Code provides that for 1994, compensation used for computing benefits under a tax-qualified employee pension plan cannot exceed $150,000 (as adjusted).

(3) Under current law, the maximum annual benefit payable under the Retirement Plan cannot exceed $120,000 (as adjusted).

               The Retirement Plan is funded by the Company on an actuarial basis, and the Company contributes annually the minimum amount required to cover the normal cost for current service and to fund supplemental costs, if any, from the date each supplemental cost was incurred. Contributions were intended to provide for benefits attributed to service to date, and also for those expected to vest in the future. Based on the assumptions used in the actuarial valuation, the Retirement Plan is fully funded.

               The estimated credited years of service for each of the executive officers named in the Summary Compensation Table is as follows: Joel Dupre (12 years), Richard Pyles (3 years) and Paul H. Riss (none). The frozen accrued monthly benefit for Mr. Dupre and Mr. Pyles is $1,678 and $239, respectively. $150,000 of Mr. Dupre's compensation shown in the Summary Compensation Table was used to compute his projected benefit under the Retirement Plan.

               Benefits are computed on the basis of a straight-life annuity. Benefits under the Retirement Plan are integrated with Social Security benefits.

               The Retirement Plan will continue to comply with the applicable sections of the Internal Revenue Code, the Employee Retirement Income Security Act, and applicable Internal Revenue Services rules and regulations. In accordance with the terms of the Retirement Plan, distributions will continue to be made to retired and terminated employees who are participants in the Retirement Plan.

Comparison of Five-Year Cumulative Total Return

               During the period December 1993 to November 30, 1998, the Company's business activities primarily fell within the standard industrial classification code 513 (apparel, piece goods and notions). Following the disposition by the Company of substantially all of its luggage division in August 1999, the Company's business activities primarily fall within the standard industrial classification code 4813 (telephone communications).

               The graph set forth below compares the cumulative total shareholder return on the Common Stock for the period commencing December 1, 1993 and ending November 30, 1998 against the cumulative total return on the NASDAQ Stock Market Index and a peer group comprised of those public companies whose business activities fall within the same standard industrial classification code as the Company during such period (513) and whose stock has been publicly traded for at least five years. This graph assumes a $100 investment in the Common Stock and in each index on December 1, 1993 and that all dividends paid by companies included in each index were reinvested.




                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]


                                       COMPARE 5-YEAR CUMULATIAVE TOTAL RETURN
                                           AMONG SIRCO INTERNATIONAL CORP.,
                                        NASDAQ MARKET INDEX AND SIC CODE INDEX

                                                                 FISCAL YEAR ENDING
                                 -----------------------------------------------------------------------------------
COMPANY/INDEX/MARKET             11/30/1993    11/30/1994    11/30/1995      11/29/96      11/28/1997     11/30/1998
Sirco Internat                     100.00         96.15         69.23          111.54         200.00          59.62
Apparel, Piece Goods, Notions      100.00         98.32        153.90          171.80         125.36         141.79
NASDAQ Market Index                100.00        107.70        136.55          169.42         210.44         260.13

Report on Executive Compensation

               The Board of Directors determines the compensation of the Chief Executive Officer and sets policies for and reviews with the Chief Executive Officer the compensation awarded to the other principal executives. During the fiscal year ended November 30, 1998 the Company's executive officers consisted of Joel Dupre, Paul H. Riss, Eric Smith and Richard Pyles.

               Salaries. Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the Company's industry. Several of such companies are in the Company's Peer Group as described above under "-- Comparison of Five-Year Cumulative Total Return." The Company believes that its salaries are below average as compared to its competitors. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, particularly with respect to the ability to manage growth of the Company, the length of the executive's service to the Company and any increased responsibilities assumed by the executive.

               Compensation of Former Chief Executive Officer and Chairman of the Board. Joel Dupre, the former Chief Executive Officer of the Company and the current Chairman of the Board, is a principal shareholder of the Company who, at September 15, 1999, beneficially owned and controled approximately 9.7% of the outstanding shares of Common Stock of the Company. See "Common Stock Owned by Directors, Officers and Other Beneficial Owners." The Board believes that during the fiscal year ended November 30, 1998, at which time Mr. Dupre served as Chief Executive Officer of the Company, Mr. Dupre was substantially motivated, both by reason of his stock ownership and his commitment to the Company, to act on behalf of all shareholders to optimize overall corporate performance. Accordingly, during such fiscal year the Board did not consider it necessary to specifically relate the Chairman's compensation to corporate performance.

Board  of  Directors  Interlocks  and  Insider   Participation  in  Compensation
Decisions

               The following former and present members of the Board of Directors were officers of the Company or a subsidiary of the Company during the fiscal year ended November 30, 1998: Joel Dupre, Eric Smith, Eric M. Hellige and Paul H. Riss. Such members participated in deliberations of the Company's Board of Directors concerning executive officer compensation during the fiscal year ended November 30, 1998.

Certain Relationships and Related Transactions

               Mr. Joseph Takada, the beneficial owner of approximately 4.9% of the outstanding shares of Common Stock, is the Managing Director of Ideal Pacific Ltd, ("Ideal"), the Company's manufacturing agent in Hong Kong. During the fiscal year ended November 30, 1998, the Company paid aggregate commissions of approximately $18,000. Mr. Cheng-Sen Wang, the beneficial owner of approximately 2.7% of the outstanding shares of Common Stock, is the Managing Director of Kao-Lien International Co., Ltd. ("Kao-Lien"), the Company's manufacturing agent in Taiwan. During the fiscal year ended November 30, 1998, the Company paid aggregate commissions of approximately $295,000 to Kao-Lien. Mr. Albert Cheng, the beneficial owner of approximately 2.7% of the outstanding shares of Common Stock, is the President of Constellation Enterprise Co., Ltd. ("Constellation"). During the fiscal year ended November 30, 1998, the Company purchased approximately $548,000 of luggage and backpack products from Constellation.

               In May 1998, Ideal accepted 66,667 shares of Common Stock and Constellation accepted 88,889 shares of Common Stock in settlement of unpaid debts from the Company amounting to $300,000 and $400,000, respectively. The Company is obligated to issue additional shares of Common Stock to Ideal and Constellation, of up to 66,667 shares and 88,889 shares, respectively, should the sale of the shares issued in May 1998 obtain a selling price of less than $4.50 per share.

               At November 30, 1998, the Company owed Ideal, Kao-Lien and Constellation approximately $69,000, $107,000 and $253,000, respectively.

               In December 1998 and February 1999, Mr. Dupre lent the Company $110,000 and $225,000, respectively. Such loans were for a term of two years, bore interest at the rate of 8% per annum and were convertible into shares of Common Stock. In September 1999, Mr. Dupre converted $204,000 of the outstanding principal and accrued interest on such loans into 272,000 shares of Common Stock. The outstanding balance owed to Mr. Dupre by the Company at September 15, 1999 was $48,000.

               Paul H. Riss, a director, the Chief Executive Officer and Chief Financial Officer of the Company, is a member of the Board of Directors of Access One, an affiliate of the Company. Mr. Riss owns options to purchase 100,000 shares of common stock of Access One. The Company's Chairman, Joel Dupre, owns 306,000 shares of common stock of Access One, or approximately 1.8% of the outstanding shares, and owns options to purchase an additional 150,000 shares.

               Eric M. Hellige, a director of the Company, is a member of Pryor Cashman Sherman & Flynn LLP, counsel to the Company ("Pryor Cashman"). Fees paid by the Company to Pryor Cashman for legal services rendered during the fiscal year ended November 30, 1998 did not exceed 5% of such firm's or the Company's revenues. Mr. Hellige owns 25,000 shares of common stock of Access One, an affiliate of the Company.

               Barrie Sommerfield, a director of the Company, is a Vice Chairman of Licensing of Gore, Sommerfield, Ditnes International, Inc. ("Gore Sommerfield"), a firm which provides consulting services to the Company with regard to the licensing of trademarked names. The Company paid fees to Gore Sommerfield in fiscal 1998 of approximately $17,000.

               The Company believes that all purchases from or transactions with affiliated parties were on terms and at prices substantially similar to those available from unaffiliated third parties.

                         AMENDMENT TO THE CERTIFICATE OF
                   INCORPORATION TO CHANGE THE CORPORATE NAME
                                 (Proxy Item 2)


Proposed Amendment

               On August 25, 1999, the Board adopted, subject to shareholder approval, a resolution to amend Article First of the Company's Certificate of Incorporation to change the Company's corporate name from Sirco International Corp. to eLEC Communications Corp.

               Pursuant to the terms of the Asset Purchase Agreement between the Company and Interbrand L.L.C. ("Interbrand"), whereby the Company sold a portion of its wholesale luggage division in August 1999, the Company transferred the rights to the name "Sirco" to Interbrand. In the judgment of the Board, the change of the Company's corporate name is desirable in view of the change in the character and strategic focus of the Company's business from wholesale luggage to telecommunications and the Internet.

               If the proposed amendment is adopted, Article First of the Certificate of Incorporation will read as follows:

                               "FIRST: That the name of the corporation is eLEC Communications Corp. (the "Corporation")."

               If the proposed amendment is adopted, shareholders will not be required to exchange outstanding stock certificates for new stock certificates.

Vote Required

               The proposed amendment to the Certificate of Incorporation to change the corporate name of the Company will become effective only upon approval by the holders of a majority of the outstanding shares of Common Stock and the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of New York (the "Certificate of Amendment"), which filing is expected to take place shortly after the Annual Meeting. If this proposed amendment is not approved by the shareholders, then the Certificate of Amendment will not be filed.

               The Board recommends a vote FOR approval of the proposed amendment to change the corporate name of the Company.

                     AMENDMENT TO THE 1995 STOCK OPTION PLAN
                                 (Proxy Item 3)


Proposed Amendment

               On August 25, 1999, the Board of Directors adopted, subject to shareholder approval, an amendment to the Company's 1995 Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock that may be issued thereunder from 1,200,000 shares to 2,400,000 shares. At September 15, 1999, options with respect to an aggregate of 1,199,500 shares of Common Stock were outstanding under the Option Plan. On September 10, 1999, the Company granted options to purchase 736,000 shares of Common Stock to management, certain employees and consultants contingent upon the approval by the shareholders of the increase in the number of shares of Common Stock available under the Option Plan. Of such option grants, options to purchase 150,000 shares were issued to Joel Dupre, options to purchase 150,000 shares were issued to Paul H. Riss and options to purchase 25,000 shares were issued to Eric M. Hellige.

The Option Plan

               The purpose of the Option Plan, which was adopted in June 1995, is to enable the Company to compete successfully in attracting, motivating and retaining directors and key employees with outstanding abilities by making it possible for them to purchase shares of Common Stock on terms that will give them a more direct and continuing interest in the future success of the Company's business. The Option Plan is intended to provide a method whereby directors and key employees and others who are making and are expected to continue to make substantial contributions to the successful growth and development of the Company may be offered additional incentives thereby advancing the interests of the Company and its shareholders. The Board believes that the Option Plan increases the Company's flexibility in furthering such purposes.

Terms of the Option Plan

               The Option Plan provides for the grant of incentive stock options ("ISO"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options, tandem stock appreciation rights and stock appreciation rights exercisable in conjunction with stock options. The purchase price of shares of Common Stock covered by an ISO must be at least 100% of the fair market value of such shares of Common Stock on the date the option is granted and, for all options is payable in either cash or shares of Common Stock, or any combination thereof. No ISO will be granted to any employee who immediately after the grant would own more than 10% of the total combined voting power or value of all classes of capital stock of the Company, or any subsidiary of the Company, unless the option price is at least 110% of the fair market value of the shares of Common Stock subject to the option, and the option on the date of grant shall expire not later than five years from the date the option is granted. In addition, the aggregate fair market value of the shares of Common Stock, determined at the date of grant, with respect to which ISOs are exercisable for the first time by an optionee during any calendar year, shall not exceed $100,000. No ISO may be granted under the Option Plan to any director who is not an employee of the Company and no option or stock appreciation right may be granted under the Option Plan after July 1, 2005.

               Administration of the Option PlanThe Option Plan is administered by the Board of Directors of the Company. The Board will have full authority, in its sole discretion, to interpret the Option Plan, to establish from time to time regulations for the administration of the Option Plan and to determine the directors and key employees to whom options will be granted and the terms of the options. The term "employees," as defined under the Option Plan, encompasses employees, including officers, regularly employed on a salary basis by the Company or any subsidiary of the Company. The Board may delegate all or part of its authority to administer the Option Plan to a committee appointed by the Board and consisting of not less than two members thereof. No director may serve as a member of such committee unless such director is a "disinterested person" within the meaning of Rule 16(b)(3) ("Rule 16(b)(3)") under the Securities Exchange Act of 1934, as amended (the "1934 Act").

Exercise of Options and Rights

               Under the Option Plan, an option or stock appreciation right may be exercised in such installments as are specified in the terms of its grant, but not sooner than one year from the date of its grant, unless otherwise provided at the time of its grant. Each option or stock appreciation right shall expire ten years after the date granted (or five years in the case of an ISO granted to any person who owns more than 10% of the Company's voting stock).

               Tandem stock appreciation rights and stock appreciation rights granted in conjunction with options may be exercised only to the extent, during the period and on the conditions that their related options are exercisable and may not be exercised after the expiration or termination of their related options.

               Options and stock appreciation rights are not transferable by the option holder otherwise than by will or the laws of descent and distribution and are exercisable during the option holder's lifetime only by such person.

               If an option holder ceases to be continuously employed by the Company or any of its subsidiaries for any reason other than death or for cause, such holder may exercise the option and/or any stock appreciation rights at any time

               Within three months after such termination (provided it shall not have first expired by its own term), but only to the extent that such holder was entitled to do so at the date employment terminated. If an option holder dies while employed by the Company or within a period of three months after termination of employment for any reason other than cause, the option and/or any stock appreciation right may be exercised at any time within one year after the date of such death (provided it shall not have first expired by its own terms), but only to the extent the decedent was entitled to do so at the date of death. If an option holder's employment is terminated for cause as determined by the Board, the option and/or any stock appreciation right terminates concurrently with the termination of such employment.

Amendment of the Option Plan

               The Board of Directors may alter, amend or terminate the Option Plan at any time with respect to shares of Common Stock not subject at such time to options or stock appreciation rights, but such amendments shall not adversely affect the rights of any person under any option or stock appreciation right theretofore granted without such person's consent. The Board may not, without the approval of the shareholders of the Company, increase the aggregate number of shares of Common Stock to be issued pursuant to options or stock appreciation rights granted (except as permitted by section 3 of the Option Plan); decrease the minimum option price; increase the maximum amount a holder of a stock appreciation right may receive upon its exercise; extend the option period with respect to any option or stock appreciation right; permit the granting of options or stock appreciation rights to anyone other than as provided in the Option Plan; or provide for the administration of the Option Plan by the Board or a committee appointed by the Board unless such administration meets the requirements for exemption provided by Rule 16b-3.

Federal Income Tax Consequences

               The Company has been advised that ISOs, non-qualified stock options and stock appreciation rights granted under the Option Plan are subject to the following Federal income tax treatment:

               Incentive Stock Options. An employee will recognize no taxable income and no deduction is available to the Company upon either the grant or exercise of an ISO.

               In general, if Common Stock acquired upon the exercise of an ISO is subsequently sold, the realized gain or loss, if any, will be measured by the difference between the exercise price of the option and the amount realized on the sale. Any such gain or loss on the sale will generally be treated as long-term capital gain or loss if the holding period requirements have been satisfied. The holding period requirements will be satisfied if the shares are not sold within two years of the date of grant of the option pursuant to which such shares were transferred or within the one-year period beginning on the day of the transfer of such shares pursuant to the exercise of the option.

               If Common Stock acquired upon the exercise of an ISO is subsequently sold and the holding period requirements noted above are not satisfied (a "disqualifying disposition"), the employee will recognize ordinary income for the year in which the disqualifying disposition occurs in an amount equal to the excess of the fair market value of such Common Stock on the date the option was exercised (or, if lower, the amount realized on the sale) over the exercise price of the option. Any additional gain recognized on the sale will be a capital gain, and will be long-term or short-term depending upon whether the sale occurs more than one year after the date of exercise. The amount recognized by the employee as ordinary income will be treated as compensation and the Company will receive a corresponding deduction. The Company may be required to withhold additional taxes from the wages of the employee with respect to the amount of ordinary income taxable to the employee.

               The excess of the fair market value of the Common Stock acquired by exercise of an ISO (determined on the date of exercise) over the exercise price is in effect an item of tax preference which must be taken into account for purposes of calculating the "alternative minimum tax" of Section 55 of the Code. If a disqualifying disposition is made of such Common Stock, however, during the same year acquired, there will be no tax preference item for alternative minimum tax purposes.

               Non-qualified Stock Options and Stock Appreciation Rights. Non-qualified stock options granted under the Option Plan do not result in any income to the optionee at the time of grant or any tax deduction to the Company at that time. Except as stated below with respect to officers, upon exercise of a non-qualified option, the excess of the fair market value of the Common Stock acquired (determined at the time of exercise) over its cost to the optionee (i) is taxable to the optionee as ordinary income and (ii) is deductible by the Company, subject to general rules relating to the reasonableness of compensation; and the optionee's tax basis for the shares is the fair market value at the time of exercise.

               Gain or loss recognized upon disposition of shares acquired pursuant to the exercise of a non-qualified option will generally be reportable as short or long-term gain or loss depending on the length of time the shares were held by the optionee as of the date of disposition.

               The exercise of a stock appreciation right by an employee results in taxable compensation to such employee in the amount of the cash received plus an amount equal to the fair market value (determined at the time of exercise) of any shares received.

               The Company believes that compensation received by participants on the exercise of nonqualified stock options or the disposition of shares acquired upon the exercise of ISOs will be considered performance-based compensation and thus not subject to the $1,000,000 limit of Section 162(m) of the Code.

Vote Required

               The proposed amendment to the Option Plan will become effective only upon approval by the holders of a majority of the outstanding shares of Common Stock.

               The Board of Directors recommends a vote FOR approval of the proposed amendment to the Option Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

               Nussbaum Yates & Wolpow, P.C. ("Nussbaum"), served as the Company's independent public accountants for the fiscal year ended November 30, 1998. A representative of Nussbaum is expected to attend the Annual Meeting, and such representative will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions from shareholders.


                              SHAREHOLDER PROPOSALS

               Proposals of shareholders intended for presentation at the 2000 Annual Meeting of Shareholders and intended to be included in the Company's Proxy Statement and form of proxy relating to that meeting must be received at the offices of the Company by February 1, 2000.


                                 OTHER BUSINESS

               Other than as described above, the Board of Directors knows of no matters to be presented at the Annual Meeting, but it is intended that the persons named in the proxy will vote your shares according to their best judgment if any matters not included in this Proxy Statement do properly come before the meeting or any adjournment thereof.


                                  ANNUAL REPORT

               The Company's Annual Report on Form 10-K for the year ended November 30, 1998, including financial statements, is being mailed herewith. If, for any reason you do not receive your copy of the Report, please contact Mr. Paul H. Riss, Chief Executive Officer, Sirco International Corp., 37 North Avenue, Norwalk, Connecticut 06851, and another will be sent to you.


                                             By Order of the Board of Directors,


                                             /s/JOEL DUPRE,
                                             --------------
                                             JOEL DUPRE
                                             Chairman of the Board


Dated:         October 6, 1999
               Stamford, Connecticut

                                  REVOCABLE PROXY
                            SIRCO INTERNATIONAL CORP.

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby appoint(s) Joel Dupre and Paul Riss, or any of them, lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Shareholders of Sirco International Corp. to be held at the offices of Essex Communications, Inc., at 48 South Service Road, Third Floor Melville, New York 11747 on Wednesday, November 10, 1999 at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote the number of votes the undersigned would be entitled to vote if personally present.

  The Board of Directors recommends a vote "FOR" the proposals set forth hereon.


PROPOSAL 1.  The Election of Directors:

                 For               With-             For All
                                   hold              Except
                [   ]              [   ]               [   ]

Joel Dupre, Eric M. Hellige, Paul H. Riss, and Anthony M. Scalice.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.




--------------------------------------------------------------------------------



PROPOSAL 2. Proposal to amend the Company's Certificate of Incorporation to change the name of the Company from Sirco International Corp. to eLEC Communications Corp.

                [   ] FOR      [   ] AGAINST      [   ] ABSTAIN


PROPOSAL 3. For Against Abstain Proposal to increase the number of shares authorized for issuance under the Company's 1995 Stock Option Plan from 1,200,000 to 2,400,000.


                [   ] FOR      [   ] AGAINST      [   ] ABSTAIN

   In  accordance  with  their  discretion,   said  Attorneys  and  Proxies  are
authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

   This proxy when properly executed will be voted in the manner described herein by the undersigned shareholder. If no direction is made, this proxy will be voted for each of the Proposals set forth herein. Any prior proxy is hereby revoked.

          Please be sure to sign and date this Proxy in the box below.

                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY